UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 10, 2022 (June 10, 2022)
Date of Report (date of earliest event reported)

Rimini Street, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37397	36-4880301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3993 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
(Address of principal executive offices) (Zip Code)

(702) 839-9671
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	RMNI	The Nasdaq Global Market
Public Units, each consisting of one share of Common Stock, $0.0001 par value, and one-half of one Warrant	RMNIU	OTC Pink Current Information Marketplace
Warrants, exercisable for one share of Common Stock, $0.0001 par value	RMNIW	OTC Pink Current Information Marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 10, 2022, Mr. Gerard Brossard delivered notice of his resignation as Chief Operating Officer of Rimini Street, Inc. (the “Company”) to be effective at 5:00 p.m., Pacific Time, on June 10, 2022 (the “Resignation Date”) to pursue other opportunities. Mr. Brossard’s notice states that his departure is not the result of any dispute or disagreement with the Company on any matter of accounting principles or practices, financial statement disclosure, other disclosures, public statements or auditing scope or procedure.

In connection with his resignation, the Company and Mr. Brossard entered into an Employment Separation Agreement and Release, dated June 10, 2022 (the “Severance Agreement”), which includes a customary release of claims in exchange for the following severance benefits, subject in each case to Mr. Brossard not revoking the Severance Agreement prior to the eighth day following his execution thereof (the “Effective Date”):

(i)a cash severance payment equal to $103,125, less applicable withholdings and deductions, which amount represents three (3) months of Mr. Brossard’s base salary;

(ii)one hundred percent (100%) of Mr. Brossard’s earned and accrued non-equity incentive plan (cash bonus) compensation for the quarter ended March 31, 2022, under the terms of the Company’s performance-based cash bonus program generally applicable to its executive officers (the “Executive Cash Bonus Plan”);

(iii)one hundred percent (100%) of Mr. Brossard’s targeted Executive Cash Bonus Plan compensation for the quarter ended June 30, 2022 (“Q2 2022”), prorated for the number of days he was employed during such quarter; provided, however, in the event that applicable Company or other performance goals attributable to management bonuses generally for Q2 2022 are achieved at a level below target levels but in excess of a threshold level, as may be determined by the Compensation Committee of the Company’s Board of Directors, Mr. Brossard will be eligible to earn less than his prorated targeted bonus amount for Q2 2022 in the same manner as other similarly situated senior executives of the Company are generally eligible; and

(iv)subject to his timely election, the cost of three months of healthcare coverage for Mr. Brossard and his eligible dependents, without charge, pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), calculated from Mr. Brossard’s COBRA eligibility date or until such earlier date that Mr. Brossard becomes eligible for group healthcare coverage from another employer.

The amount referenced in subsection (i) above will be paid in a lump sum payment (less applicable withholdings and deductions) within thirty days of the Effective Date in accordance with the Company’s normal payroll practices. The amounts referenced in subsections (ii) and (iii) above will be paid in lump sum payments (less applicable withholdings and deductions) on the respective scheduled Executive Cash Bonus Plan payment dates for the referenced quarters in accordance with the Company’s normal payroll practices. A description of the terms of the Executive Cash Bonus Plan can be found in the Company’s definitive Proxy Statement on Schedule 14A filed with the United States Securities and Exchange Commission on April 29, 2022.

The Severance Agreement also provides, among other provisions, a customary general release of claims in favor of the Company and continuing confidentiality and non-disparagement obligations. Mr. Brossard will not receive any additional equity awards for fiscal year 2022 under the terms of the Company’s 2013 Equity Incentive Plan (the “2013 Plan”), and any equity awards that remain unvested under the terms of the 2013 Plan on the Resignation Date will be forfeited.

The foregoing summary of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference in this Item 5.02.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

Exhibit No.	Exhibit Title

10.1	Employment Separation Agreement and Release dated June 10, 2022 between Rimini Street, Inc. and Gerard Brossard
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RIMINI STREET, INC.

Dated: June 10, 2022	By:	/s/ Seth A. Ravin
Name: Seth A. Ravin
Title: Chief Executive Officer

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